                                                                  EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_______

                            -----------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                       (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                            -----------------------

                             TECH DATA CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



         FLORIDA                                   59-1578329
   (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

      5350 TECH DATA DRIVE
      CLEARWATER, FLORIDA                             34620
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of the Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of August, 1998.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY   /s/  Sandra L. Caruba
                           -------------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 August 3, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Tech Data Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY:     /s/  Sandra L. Caruba
                                            -----------------------------
                                            SANDRA L. CARUBA
                                            VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago
                           Call Date: 03/31/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460        Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                      DOLLAR AMOUNTS IN
                                                          THOUSANDS
                                                                          RCFD    BIL MIL THOU   C400
                                                                                                 ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                RCFD
                                                                          ----
    a. Noninterest-bearing balances and currency and coin(1) ........     0081      4,141,168     1.a
    b. Interest-bearing balances(2) .................................     0071      5,142,787     1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ....     1754              0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .     1773      7,819,811     2.b
3   Federal funds sold and securities purchased under agreements to
    resell ..........................................................     1350      5,619,157     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule            RCFD
                                                                          ----
       RC-C) ........................................................     2122     26,140,376     4.a
    b. LESS: Allowance for loan and lease losses ....................     3123        417,371     4.b
    c. LESS: Allocated transfer risk reserve ........................     3128              0     4.c
    d. Loans and leases, net of unearned income, allowance, and           RCFD
                                                                          ----
       reserve (item 4.a minus 4.b and 4.c) .........................     2125     25,723,005     4.d
5.  Trading assets (from Schedule RD-D) .............................     3545      5,795,159     5.
6.  Premises and fixed assets (including capitalized leases) ........     2145        757,033     6.
7.  Other real estate owned (from Schedule RC-M) ....................     2150          6,547     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..................................     2130        135,327     8.
9.  Customers' liability to this bank on acceptances outstanding ....     2155        512,763     9.
10. Intangible assets (from Schedule RC-M) ..........................     2143        261,456     10.
11. Other assets (from Schedule RC-F) ...............................     2160      2,223,495     11.
12. Total assets (sum of items 1 through 11) ........................     2170     58,137,708     12.


-------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago
                           Call Date:  03/31/98 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460        Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                       DOLLAR AMOUNTS IN
                                                                           THOUSANDS
                                                                       -----------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                               RCON
                                                                                           ----
       from Schedule RC-E, part 1)....................................................      2200             21,551,932       13.a
       (1) Noninterest-bearing(1).....................................................      6631              9,361,049       13.a1
       (2) Interest-bearing...........................................................      6636             12,190,883       13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                             RCFN
                                                                                            ----
       IBFs (from Schedule RC-E, part II).............................................      2200             14,511,110       13.b
       (1) Noninterest bearing........................................................      6631                604,859       13.b1
       (2) Interest-bearing...........................................................      6636             13,906,251       13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:....................................................................      RCFD 2800         3.887,022       14
15. a. Demand notes issued to the U.S. Treasury.......................................      RCON 2840            63,092       15.a
    b. Trading Liabilities(from Sechedule RC-D).......................................      RCFD 3548         5,918,194       15.b

16. Other borrowed money:                                                                   RCFD
                                                                                            ----
    a. With original maturity of one year or less.....................................           2332         3,134,696       16.a
    b. With original maturity of more than one year...................................           A547           381,681       16.b
    c. With original maturity of more than three years................................           A548           326,551       16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding...........................           2920           512,763       18.
19. Subordinated notes and debentures.................................................           3200         2,000,000       19.
20. Other liabilities (from Schedule RC-G)............................................           2930         1,163,747       20.
21. Total liabilities (sum of items 13 through 20)....................................           2948        53,450,788       21.
22. Not applicable....................................................................
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................................           3838                 0       23.
24. Common stock......................................................................           3230           200,858       24.
25. Surplus (exclude all surplus related to preferred stock)..........................           3839         3,107,585       25.
26. a. Undivided profits and capital reserves.........................................           3632         1,359,598       26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.....................................................................           8434            18,975       26.b
27. Cumulative foreign currency translation adjustments...............................           3284               (96)      27.
28. Total equity capital (sum of items 23 through 27).................................           3210         4,686,920       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).............................................           3300        58,137,708       29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing
     work performed for the bank by independent external auditors                                       2             Number
     as of any date during 1996  ..................................................... .RCFD 6724                       M.1.


    .
1 =  Independent audit of the bank conducted in accordance
     with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external
     auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work
------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.